EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Aladdin Manufacturing Corporation	Delaware
Horizon Europe, Inc.	Georgia
Lees Mohawk (UK) Limited	UK
Mohawk Canada Corporation	Nova Scotia
Mohawk Carpet, LLC	Delaware
Mohawk Carpet Distribution, Inc.	Delaware
Mohawk Carpet Transportation of Georgia, LLC	Delaware
Mohawk Commercial, Inc.	Delaware
Mohawk ESV, Inc.	Delaware
Mohawk Factoring, Inc.	Delaware
Mohawk International (China) Ltd.	Mauritius
Mohawk International (India) Ltd.	Mauritius
Mohawk Resources, LLC	Delaware
Mohawk Servicing, LLC	Delaware
Wayn-Tex LLC	Delaware
World International, Inc.	Barbados
Dal-Tile International, Inc.	Delaware
Dal-Elit, LLC	Texas
Dal Italia LLC	Delaware
Dal-Tile Corporation	Pennsylvania
Dal-Tile Group, Inc.	Delaware
Dal-Tile I, LLC	Delaware
Dal-Tile Operaciones Mexico, S. de R.L. de C.V.	Mexico
Dal-Tile Industrias S. de R.L. de C.V.	Mexico
Dal-Tile Recubrimientos, S. de R.L. de C.V.	Mexico
Dal-Tile Mexico S. de R.L. de C.V.	Mexico
Dal-Tile of Canada Inc.	Ontario
Dal-Tile Puerto Rico, Inc.	Puerto Rico
Dal-Tile Shared Services, Inc.	Delaware
Dal-Tile Services, Inc.	Delaware
Dal-Tile Distribution, Inc.	Delaware
DTM/CM Holdings LLC	Delaware
Recumbrimentos Interceramic, S.A. de C.V.	Mexico
Cevotrans BV	Netherlands
Mohawk Global Investments S.àr.l	Luxembourg
Mohawk International (Europe) S.àr.l	Luxembourg
Mohawk International Holdings (DE) Corporation	Delaware
Mohawk International Holdings S.àr.l	Luxembourg
Opstalan BV	Netherlands
Syarikat Malaysia Wood Industries Sdn Bhd	Malaysia

Timber Technique Finance Ltd.	Ireland
Unilin Beheer BV	Netherlands
Unilin Flooring NC, LLC	N. Carolina
Unilin GmbH	Germany
Unilin Holding SAS	France
Unilin Industries BVBA	Belgium
Unilin/Multiprè BV	Netherlands
Unilin BVBA	Belgium
Unilin SAS	France
Unilin Systems SAS	France
Unilin Systems SUD SAS	France
Unilin UK Ltd.	UK
DB Wholesale Carpets & Flooring	India
F.I.L.S Investments	Ireland
Mohawk International (Hong Kong) Ltd.	Hong Kong
Mohawk Trading (Shanghai) Co., Ltd.	China
Mohawk Unilin International BV	Netherlands
Unilin OOO	Russia
Mohawk Finance S.àr.l.	Luxembourg
Unilin Distribution, Ltd.	UK
Mohawk Foreign Holdings, S.àr.l.	Luxembourg
DT Mexico Holding, LLC Mohawk Singapore Private Ltd. Premium Floors Australia Pty Limited Unilin Insulation SAS Unilin Holdings BVBA Mohawk Unilin Luxembourg S.àr.l Flooring Industries Ltd.	Delaware Singapore Australia France Netherlands Luxembourg Luxembourg